Exhibit 5.1

[Herzog, Fox & Neeman letterhead]

October 31, 2007
File No.

BluePhoenix Solutions Ltd.
8 Maskit Street
Herzliya 46120
Israel

Ladies and Gentlemen:

        We have acted as special Israeli counsel to BluePhoenix Solutions Ltd., an Israeli company (the “Company”), in connection with the Registration Statement on Form S-8 (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission on the date hereof. The Registration Statement relates to the registration under the Securities Act of 1933, as amended, of 905,000 ordinary shares of the Company, par value NIS 0.01 per share (“Ordinary Shares”), authorized for issuance under the Company’s 2003 Employee Share Option Plan (the “Plan”).

        In so acting, we have examined such statutes, regulations, corporate records, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

        In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company. We have considered such questions of Israeli law as we have deemed necessary for the purpose of rendering this opinion. We are members of the Bar of the State of Israel and, in rendering our opinion, we do not pass (expressly or by implication) on the laws of any jurisdiction other than the State of Israel. Our opinion relates only to Israeli laws.

        Based upon the foregoing, we are of the opinion that the Ordinary Shares have been duly authorized and, when issued and paid for in the manner contemplated by the Plan, will be validly issued, fully paid and nonassesable.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours, /s/ Herzog, Fox & Neeman